Letter to Shareholders
Business Development Progress Update
XsunX Expands Business Development Pipeline
Date: 11.22.2010

To Our Valued Shareholders,

Even though we still have work to do to complete our technology package, many exciting things are happening at XsunX, most notably the achievement of our CIGS conversion efficiency milestone of over 15 percent for cell devices.  Because of this achievement, we have received correspondence from shareholders seeking to pinpoint precisely how this news will impact our business development pipeline.

I wanted to take this opportunity to communicate my perspective on these recent developments as well as provide insight into the outstanding business opportunities that lie ahead for XsunX and its shareholders.

Our recent efficiency announcements have not only piqued our shareholders’ attention, but aroused the interest of numerous potential business partners as well. As we continue to vet incoming inquiries it becomes clear that numerous crucial differentiators of what we are working to deliver through our CIGSolar™ technology are attracting the increased attention of these interested companies, including:

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The opportunity to “make their own solar cells,” better control their supply chain and lower solar cell input costs dramatically while simultaneously building immunity to unpredictable pricing fluctuations and the struggles associated with on-time delivery and quality of certain silicon cell supplies;

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The ability to reduce or eliminate reliance on the use of silicon solar cells without having to necessarily change existing solar module dimensions. This means the existing global silicon back-end module manufacturing capacity can be serviced without the need for wholesale re-tooling;

-	Our use of durable stainless steel substrates that match existing silicon cell sizing, enabling higher yields by reducing assembly breakage;

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Our ability to provide a relatively small entry level 10 MW capital-efficient CIGSolar™ manufacturing system which  allows production to scale incrementally in contrast to capital intensive alternatives for silicon and monolithic thin-film production systems; and

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Our CIGSolar™ technology is based upon “Thermal Co-Evaporation” of CIGS, and not “Sputtered” CIGS. Several interested parties acknowledge their preference for the co-evaporative process, citing lower operating costs and the opportunity to achieve higher conversion efficiencies through co-evaporation.

Our sales channel is growing. In addition to initial discussions with numerous companies seeking an in-depth understanding of our technology and value proposition, we have entered into agreements with companies based in the USA, Italy, Germany and China to deliver samples for evaluation, negotiate deposits and facilitate continued business and licensing discussions.

To better communicate with potential customers – the more than 150 companies worldwide currently assembling at least 20 MW of silicon solar cells annually - we are diligently working to update our website to more accurately depict the underlying opportunities of CIGSolar™ and to capitalize on the increased market potential presented by our development progress.

We remain grateful to you, our shareholders, for recognizing and supporting the potential of our CIGSolar technology as well as our management team, competencies and vision. We look forward to sharing our revised website and more details about our anticipated financial growth in the near future.

As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Joseph Grimes, President and COO, XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder newsletter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder newsletter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.